Exhibit 24-b

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS:

     THAT, WHEREAS, SBC COMMUNICATIONS INC., a Delaware corporation, hereinafter referred to as the "Corporation," proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-8 for the issuance of shares of the Corporation's Common Stock pursuant to the 2001 Stock Option Grant to Bargained-for and Certain Other Employees; and

     WHEREAS, each of the undersigned is a director of the Corporation;

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Edward E. Whitacre, Jr., James D. Ellis, Donald E. Kiernan, Michael J. Viola, or any one of them, all of the City of San Antonio and State of Texas, the undersigned's attorneys for the undersigned and in the undersigned's name, place and stead, and in the undersigned's office and capacity in the Corporation, to execute and file a Registration Statement or Statements, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the 30th day of March 2001.


/s/ Gilbert F. Amelio                              /s/ Clarence C. Barksdale
Gilbert F. Amelio                                  Clarence C. Barksdale
Director                                           Director



/s/ James E. Barnes                                /s/ August A. Busch III
James E. Barnes                                    August A. Busch III
Director                                           Director



/s/ William P. Clark                               /s/ Martin K. Eby, Jr.
William P. Clark                                   Martin K. Eby, Jr.
Director                                           Director



/s/ Herman E. Gallegos                             /s/ James A. Henderson
Herman E. Gallegos                                 James A. Henderson
Director                                           Director



/s/ Bobby R. Inman                                 /s/ Lynn M. Martin
Bobby R. Inman                                     Lynn M. Martin
Director                                           Director



 /s/ John B. McCoy                                 /s/ Mary S. Metz
John B. McCoy                                      Mary S. Metz
Director                                           Director


/s/ Toni Rembe                                     /s/ S. Donley Ritchey
Toni Rembe                                         S. Donley Ritchey
Director                                           Director


/s/ Joyce M. Roche                                 /s/ Carlos Slim Helu
Joyce M. Roche                                     Carlos Slim Helu
Director                                           Director


/s/ Laura D'Andrea Tyson                           /s/ Patricia P. Upton
Laura D'Andrea Tyson                               Patricia P. Upton
Director                                           Director